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                                                                 Exhibit 10.16.2

                                                                   4/97 REVISION

                       THIRD AMENDMENT TO LEASE AGREEMENT

           THIS AGREEMENT ("Agreement") is made as of the February 19, 2002
                                                          ----------------------

between Lord Baltimore Capital Corporation (hereinafter referred to as
        ----------------------------------
"Landlord") and Kaiser Ventures. LLC p/k/a Kaiser Ventures Inc. (hereinafter
                ----------------------------------------------
referred to as "Tenant").

                                   WLTNESSETH:

         WHEREAS, Landlord and Tenant entered into a lease dated June 6. 1994
                                                                 ------------
(the "Lease Agreement") for approximately seven thousand five hundred eighty
                                          ----------------------------------
(7,580) rentable square feet (the "Demised Premises") known as suite 850 on the
 -----                                                               ---
eight (8th) floor of the building commonly known as Empire Towers I located at
----------                                          ---------------
3633 Inland Empire Blvd., Ontario, CA 91764 (the "Building"); and
--------------------------------------------

         WHEREAS, by First Amendment to Lease ("First Amendment") dated May 18,
                                                                        ------
1999 Landlord and Tenant amended the Lease Agreement to, among other things,
----
accomplish the following:

(i) reduce the Demised Premises
    -------------------------------------------------------------------
(ii) extend the Term by three (3) years and six (6) days
    -------------------------------------------------------------------
and (iii) renovate the Demised Premises
                                       --------------------------------
(the Lease Agreement, as amended, is sometimes collectively referred to as the "Lease Agreement"); and

           WHEREAS, by Second Amendment to Lease Agreement ("Second Amendment") dated September 27. 1999, Landlord and Tenant amended the Lease Agreement, as
      ------------------
previously amended by the First Amendment to, among other things, accomplish the following:

(i) expand the Demised Premises by ninety one (91) rentable square feet
   ------------------------------------------------------------------------
(the Lease Agreement, as amended, is sometimes collectively referred to as the "Lease Agreement"); and

                   [See Additional Recitals Attached: Yes [_] No [X]

          WHEREAS, Landlord and Tenant, by this Third Amendment to Lease
                                                -----
Agreement, desire to, among other things, accomplish the following:
(i) relocate and reduce the Demised Premises
   ------------------------------------------------------------------------
(ii) extend the Term by sixty (60) months
    -----------------------------------------------------------------------
and (iii) provide an option to terminate on the forty third (43rd) month
         ----------------------------------------------------------------------

          NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

      1.  Incorporation of Recitals. All of the recitals set forth above in the
          -------------------------
"WHEREAS" Clauses are hereby made an integral part of this Agreement.

                                  Page 1 of 11

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      2  Effective Date. Unless otherwise expressly set forth herein, the
         --------------
effective date (the "Effective Date") of the amendments set forth herein shall be the earlier of (a) May 15, 2002 or (b) the date when Landlord shall have substantially completed all work to be performed by it pursuant to this Agreement. If Landlord is unable to substantially complete the work to be performed by it pursuant to this Agreement on or before May 15, 2002, because a contingency herein has not been satisfied, or for any reason beyond Landlord's reasonable control, Landlord shall have no liability to Tenant for damages and the Effective Date shall be deferred until the date on which Landlord is able to substantially complete the work. Landlord shall be deemed to have substantially completed all work to be performed by it even though there may remain to be done punch list items which will not materially interfere with Tenant's use of the subject space. Notwithstanding the foregoing, the Effective Date shall not be deferred beyond the date on which Landlord would have been able to substantially complete such work but for: (a)changes made by Tenant in the work to be performed by Landlord; or (b)any breach or failure of Tenant to fully perform its obligations under the Lease Agreement as amended. Immediately after the Effective Date has been determined, the Effective Date shall be confirmed by Landlord and Tenant in writing.

                            (INTENTIONALLY LEFT WORK)


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     3.    Extention. The term of the Lease Agreement is hereby extended for a
           ---------
period of sixty (60) month ("Second Extended Term") commencing on September 1, 2002

                           (INTENTIONALLY LEFT BLANK)

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     4.    Tenant's Percentage. As of the Effective Date, Section(s) 7.03 and
           -------------------
7.06 (Taxes and Operating Costs Escalation) of the Lease Agreement shall be amended by increasing/decreasing the percentage set forth therein from "three and 1180/10000 percent( 3.1180 %)" to one and 7621/10000 percent ( 1.7621 %)"

                           (INTENTIONALLY LEFT BLANK)

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                                                            KAISER REVISION 2/02

           5.  Chance of Base Year. As of September 1, 2002 the following base
               -------------------
years referenced in the Lease Agreement shall be amended as follows:

     A.  "Base Year for Taxes shall mean calendar year two thousand two
         --------------------
          (2002)."

     B.  "Base Year for Operating Costs shall mean calendar year two thousand
         ------------------------------
         two (2002)."

                         (INTENTIONALLY LEFT BLANK)

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                                                                   4/97 REVISION

         6 .  Relocation.
              ----------

                  (A) Relocation. Tenant currently leases from Landlord
                      ----------
approximately five thousand five hundred thirty five( 5,535 ) rentable square feet of space located at on the eighth floor of the Building (the "Original Space"). As of the Effective Date Tenant shall be relocated from the Original Space to approximately three thousand one hundred twenty eight ( 3.128 ) rentable square feet of space located at on the fourth floor of the Building (the "New Space"). As of the Effective Date, all references m the Lease Agreement (or any amendment thereto) to the Demised Premises shall refer to the New Space. Tenant agrees to pay the expenses reasonably incurred by Tenant incidental to such relocation, including but not limited to, moving expenses, and expenses in connection with change of telephone and stationery.

                  (B) Early Entry. In the event Landlord permits Tenant to enter
                      -----------
upon the New Space prior to the Effective Date (or if Tenant enters the New Space without Landlord's consent) for the purpose of moving or installing any of Tenant's furniture, equipment, fixtures, business machines or other personal property into or upon the New Space or for any other reason, the provisions of the Lease Agreement (excluding those related to rent or additional rent) shall become effective with respect to the New Space as of the date of the first such entry by Tenant.

                (C)   Floor Plan. As of the Effective Date, the floor plan(s),
                      ----------
showing the locations of (i) the Original Space and (ii) the New Space, attached hereto as Exhibit "A- 3 ," and by this reference made a part hereof; shall replace Exhibit "A-2" to the Lease Agreement.

                (D)   Surrender. On or before the Effective Date, Tenant shall
                      ---------
remove all of its personal property from the Original Space and surrender same to Landlord, broom clean and in accordance with all relevant provisions of the Lease Agreement. Tenant covenants, represents and warrants to Landlord that nothing has been or will be done or suffered by it whereby the Original Space, or any part thereof; or any alterations, installations, additions and/or improvements in and to such space, or any part thereof; have been or will be encumbered in any way whatsoever, and that Tenant has and will have good right to surrender the same, and that no one other than Tenant has acquired or will acquire through or under Tenant any right, title or interest in or to such space, or any part thereof; or in or to said alterations, installations, additions and/or improvements, or any part thereof Tenant acknowledges that it shall remain liable to Landlord for any past due Rent or other obligations due with respect to the Original Space up to the Effective Date hereof and that all indemnifications of the Lease Agreement survive the relocation and other amendments set forth herein.

                (E)   Effect of Relocation. Landlord and Tenant acknowledge,
                      --------------------
consent and agree that the New Space contains approximately two thousand four hundred seven (2,407) rentable square feet (less) than the Original Space and that as of the Effective Date, the New Space shall be deemed to contain three thousand one hundred twenty eight (3,128) rentable square feet.

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                                                            KAISER REVISION 2/02

       7.   Base Rent.  AS of the Effective Date, the Base Rent payable for the
            ---------
Demised Premises shall be as follows:

                                  Annual Rent          Period         Monthly
            Lease Period          Per Sq. Foot          Rent         Base Rent

      Effective Date - 8/31/02    $     N/A         $ unknown      $  10,793.25

           9/1/02-2/28/03         $      23.40      $  36,597.60   $   6,099.60

           3/1/03-2/28/04         $      24.00      $  75,072.00   $   6,256.00

           3/1/04-2/28/05         $      24.72      $  77,324.16   $   6,443.68

           3/1/05-2/28/06         $      25.46      $  79,638.84   $   6,636.57

           3/1/06-2/28/07         $      26.22      $  82,016.16   $   6,834.68

           3/1/07-8/31/07         $      27.01      $  42,243.66   $   7,040.61

                                                    Total Base
                                                    Rent

                                                    $    unknown

       Said Base Rent ("Base Rent") shall be payable without demand in monthly installments ("Monthly Base Rent") in advance on the first day of each calendar month. For purposes of applying the rent schedule set forth above, if the Effective Date occurs on a day other than the first day of a calendar month, then the Monthly Base Rent for the month during which the Effective Date occurs and for each month during which a Monthly Base Rent change occurs, if any, shall be prorated on the basis of the actual number of days in said month. In the event that the term hereof expires on a day other than the last day of a calendar month, then the Monthly Base Rent for the month during which said expiration occurs shall be prorated on the basis of the actual number of days in said month.

       Notwithstanding the foregoing, in the event (i) Landlord is successful in leasing the Original Space (Suite #850) to a third party tenant prior to August 31, 2002 and (ii) If such third party tenant begins and continues to pay Base Rent and additional Rent (in a total amount no less than $12,071.33 per month) to Landlord through August 31, 2002 ("New Tenant's Rent"), then Landlord will reduce Tenant's Base Rent from $10,793.25 per month to $6,099.60 per month (The "Credit") each month Landlord receives the New Tenant's Rent until August 31, 2002. Commencing September 1, 2002 the Base Rent schedule set forth above shall prevail and have priority and Tenant shall no longer be entitled to the Credit. Landlord shall not be obligated to lease the Original Space (i) until it obtains full and complete possession of same from Tenant (ii) when other premises in the Building (Or other buildings in the Project) suitable for such prospective tenants are, or soon will be available (iii) for a rental less than Landlord's current market rental then prevailing in the Project or (iv) if the offer to lease the Original Space by any prospect is not acceptable to Landlord, in Landlord s sole discretion. Landlord will market the Original Space in accordance with its current practices for vacant space in the Building.

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                                                                   4/97 REVISION

        8. Tenant Improvements. (Turnkey)
           -------------------

           (A) Landlord shall prepare or renovate the New Space for Tenant's occupancy in accordance with the work letter attached hereto as Exhibit "B" and, if applicable, the space plan attached hereto as Exhibit "B-1."

           (B) Except as may be otherwise approved by Landlord in writing, all work to prepare the New Space for Tenant's occupancy shall be performed by Landlord's contractors. Except as expressly set forth herein to the contrary, the cost of all such work that does not involve types or quantities of materials that are different than or in excess of the types and quantities of Building Standard materials typically utilized by Landlord shall be borne by Landlord. If "Building Standard" is not specifically defined herein it shall be defined as those types and quantities of materials customarily used by Landlord for tenant improvement work at the Building. If any of such work does involve types or quantities of materials that are different than or in excess of the types and quantities of Building Standard materials typically utilized by Landlord, Tenant shall reimburse Landlord for the cost of such additional work within fifteen
(15) days after receipt of Landlord's invoice therefor except as expressly set forth herein to the contrary.

       (C) Landlord warrants to Tenant that the work performed by Landlord's contractors pursuant to this Agreement will be free from defects in materials and workmanship. Landlord's obligation under this warranty shall be limited to replacing or correcting any such defects which are discovered within one (1) year after the Effective Date of this Agreement. Tenant must give Landlord written notice of such defect within said one (1) year period. This limited warranty does not apply to damages and defects resulting from abuse, intentional acts or improper maintenance, operation or use of the New Space by Tenant, its officers, agents, contractors, employees or invitees. The foregoing warranty is in lieu of all other warranties, express, implied or statutory, including warranties of merchantability and fitness for purpose. In no case will Landlord be liable for special, indirect or consequential damages, including interruption of Tenant's business or use or occupancy of the New Space and there shall be no abatement of Rent (as defined in the Lease Agreement) on account of any such defects in material or workmanship.

           (D) Except for Landlord's work as set forth above, Tenant accepts the New Space "As-Is." Any improvements or alterations in addition to the above must be paid for by Tenant and completed in accordance with the terms and conditions of the Lease Agreement.

                           (INTENTIONALLY LEFT BLANK)

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                                                                   4/97 REVISION

       9   No Broker. Landlord and Tenant represent and warrant to each other
           ---------
that they have not had any dealings or communications with any real estate broker or agent in connection herewith and agree to indemnify and hold the other harmless from and against any and all damages, costs and expenses (including court costs and reasonable attorneys fees) which they may incur as a result of a claim for compensation or a commission by any real estate broker or agent with whom the other has dealt or communicated.

                           (INTENTIONALLY LEFT BLANK)

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                                                            KAISER REVISION 2/02

           10. Additions. As of the Effective Date, the following Article
               ---------
(Option to Terminate) shall be added to and made a part of the Lease Agreement:

                                  "ARTICLE 44
                               Option to Terminate

           44.01 Provided Tenant is not in default under this Lease Agreement at any time from and including the day Tenant gives notice to Landlord as required below through the date of termination pursuant to this Article, Tenant shall have the option to terminate this Lease Agreement on the first day of the forty third (43rd) month of the Second Extended Term of this Lease Agreement ("Termination Date") by: (a) giving Landlord written notice of termination pursuant to this Section; and (b) paying to Landlord, as liquidated damages for the early termination of this Lease Agreement, an amount equal to _________ the Additional Space Liquidated Damages defined below (if applicable); no later than nine (9) months prior to said Termination Date.

           44.02 Time is agreed to be of the essence with respect to the above notice and all payment requirements, and any attempt by Tenant to terminate this Lease Agreement at a time or in a manner that is not in strict compliance with the foregoing requirements shall be null and void and of no effect unless Landlord waives the deficiency in writing. If Tenant elects to terminate in accordance with the foregoing, this Lease Agreement shall come to an end at 11:59 P.M., local time, on the day immediately preceding such Termination Date, as if such date were the expiration date of this Lease Agreement

           44.03 This Article and Tenants Option to Terminate shall be personal to the Tenant herein named Kaiser Ventures, LLC and shall be immediately null and void and of no effect if such original Tenant assigns this Lease Agreement with or without Landlords consent in accordance with Article 18 hereof.

           44.04 In the event that Tenant obtains any additional space ("Additional Space") during the Second Extended Term of this Lease Agreement pursuant to an express provision of this Lease Agreement or otherwise, Tenant shall pay to Landlord additional space liquidated damages ("Additional Space Liquidated Damages") in an amount equal to the unamortized amount as of the Termination Date of the sum of the following costs related to the Additional
Space:

     (i) All brokerage commissions and legal fees paid or incurred by Landlord in connection with said Additional Space, plus;
                                                     -----

     (ii) The costs of all tenant improvement work (and all architectural fees associated therewith) paid or incurred by Landlord in connection with said Additional Space, plus;
                                  ----

     (iii) The dollar value of any rent concessions, including but not limited to any "free rent" provided in connection with said Additional Space.

 All of the foregoing costs shall be amortized on a straight line basis over the remaining Second Extended Term of this Lease Agreement. Tenant shall pay the Additional Space Liquidated Damages to Landlord concurrently with Tenant's written notice of termination pursuant to this Section.

     11.   Miscellaneous and Signatures.
     -----------------------------------

           (A) Gender and Context. As used herein, all terms shall include the
               ------------------
singular and plural, and all genders as the context may reasonably require.

           (B) Counterparts. This Agreement may be executed in multiple
               ------------
counterparts each of which said executed counterparts shall be deemed an original for all purposes.

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             (C) Controlling Law. This Agreement shall be interpreted, governed
                 ---------------
and construed pursuant to the laws of State where the Demised Premises are located.

             (D) Severability. In the event that any provisions or clauses of
                 ------------
this Agreement conflict with or are contrary to applicable law, such conflicting or contrary provisions shall not affect any other provisions which can be given effect without the conflicting provisions, and to this end, the provisions of this Agreement are declared to be severable to allow the striking of any and all provisions which conflict with or are contrary to law while all other provisions of this Agreement shall continue to be effective and fully operable.

             (E) Time of Essence. Time is of the essence, with respect to all
                 ---------------
the obligations and covenants in this Agreement.

             (F) Ratification. All of the other provisions of the Lease
                 ------------
Agreement, are hereby ratified and confirmed and shall remain unchanged and in full force and effect except to the extent that they are inconsistent with the foregoing.

             (G) Defined Terms. Landlord and Tenant agree that all capitalized
                 -------------
terms, if any, not defined herein shall have the applicable definition given to said term in the Lease Agreement.

             (H) Entire Agreement. This Agreement contains the entire agreement
                 ----------------
between the Landlord and Tenant with respect to the subject matter hereof and any purported agreement hereafter made shall be ineffective to change, modify, discharge or waive it in whole or in part unless it is in writing and signed by the party against whom enforcement is sought.

             (I) Conflicts with Exhibits. Any and all Exhibits attached hereto
                 -----------------------
and made a part hereof are subordinate in nature to this Agreement and if there is anything therein which is inconsistent with this Agreement, this Agreement shall govern.

             (I) No Option. The submission of this Agreement to Tenant for
                 ---------
examination does not constitute a reservation of or option for the amendments set forth herein. This Agreement shall be effective and binding only upon execution and delivery thereof by both Landlord and Tenant.

       IN WITHNESS WHEREOFF, the parties have executed this Agreement as of the day and year first above written.

ATTEST:                                  LANDLORD:
                                         Lord Baltimore Capital Corporation

By: /s/ Jonathan Newman                  By: /s/ Allan E. Kerry
    ---------------------                    --------------------------
    Jonathan Newman                          Allan E. Kerry, President


ATTEST:                                  TENANT:
                                         Kaiser Ventures LLC

By: _____________________                By: /s/ Paul E. Shampay
                                             -----------------------------------
    Secretary or Assistant Secretary     Name:    Paul E. Shampay
                                                  ------------------------------
    Of Tenant's Corporation              Title: Title Vice President - Finance
                                                      --------------------------

                                  Page 11 of 11